UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date

July 15, 2022

(Date of earliest event reported)

TELKONET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20800 Swenson Drive, Suite 175, Waukesha, WI 53186

(Address of Principal Executive Offices)

414.302.2299

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 15, 2022, the Board of Directors of Telkonet, Inc. (the “Company”), appointed Edward L. Helvey to the Board of Directors of the Company effective August 1, 2022. Mr. Helvey will stand for re-election at the 2023 annual meeting of stockholders. Mr. Helvey was nominated as a candidate for the Company’s Board of Directors by the Nominating Committee after being recommended for nomination by VDA Group S.p.A (“VDA”), the Company’s majority shareholder. VDA recommended Mr. Helvey in connection with a loan agreement between VDA, VDA Holding S.A. and Nomadix Holdings, LLC (“Nomadix”), of which Mr. Helvey is Manager. Under the terms of the loan agreement, VDA agreed to use its best efforts to support the candidacy of a representative of Nomadix for a seat on the Company’s Board of Directors. Nomadix selected Mr. Helvey as its representative.

Edward L. Helvey is a principal in Gate Worldwide Holdings and serves as chairman for its portfolio of companies including Nomadix, interTouch and GlobalReach Technology. Prior to Gate Worldwide Holdings, Mr. Helvey served as the CEO of iBAHN, a global provider of hospitality technology services to some of the hotel industry’s leading global brands, including Hilton, Hyatt and Marriott.

As a non-employee director, Mr. Helvey will receive an annual board retainer of $20,000 payable in cash. There are no family relationships between Mr. Helvey and any other director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2022	TELKONET, INC.

By: /s/ Richard E. Mushrush
Richard E. Mushrush Chief Financial Officer

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